UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32365 (Commission File Number)	13-4284187 (IRS Employer Identification Number)

3225 North Central Avenue, Suite 1205 Phoenix, Arizona (Address of principal executive offices)		85012 (Zip Code)

Registrant’s telephone number, including area code: 602-277-5559

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 23, 2005, Feldman Mall Properties, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Lloyd Miller (the “Executive”). The Agreement provides for a minimum base salary of $225,000 per year (the “Annual Salary”). In addition to the Annual Salary, the Executive will be eligible to receive a bonus on May 1, 2006 in an amount of up to $87,500, on January 1, 2007 in an amount of up to $102,333, and on each January 1 and July 1 thereafter in an amount of up to $87,500 (collectively, the “Bonus”). The amount of the Bonus shall be determined by the Company after reviewing the Executive’s performance, and shall be payable within ten days of the aforementioned dates. Concurrently with the execution of the Agreement, the Executive has also been granted 77,500 shares of the Company’s restricted stock which vest over five years commencing on June 1, 2006.The Agreement may be terminated by the Company or the Executive upon not less than 30 days advance notice. If the Agreement is terminated by the Company for “cause” or by the Executive without “good reason,” the Executive shall receive certain compensation, including the Annual Salary and any accrued Bonus through the date of termination. If the Agreement is terminated by the Company without “cause,” by the Executive for “good reason,” or due to death or disability of the Executive, the Executive shall receive certain compensation, including the Annual Salary and any accrued Bonus through the date of termination, in an amount equal to the Bonus that would have been payable for the remainder of the bonus period had the termination not occurred, continuing coverage under group health plans for a period of two years, and full vesting of all outstanding equity-based awards held by the Executive. In addition, if the Agreement is terminated by the Company without “cause” or by the Executive for “good reason” prior to two years from the date of the Agreement, the Executive shall also be entitled to receive a lump sum payment of salary that the Executive would have been entitled to receive if the Executive had remained employed for the balance of such two-year period. The Agreement also contains certain non-competition, confidentiality and non-solicitation provisions.

The foregoing description of the Agreement is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

	ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
	Exhibit 10.1	Employment Agreement dated December 23, 2005, by and between Feldman Mall Properties, Inc. and Lloyd Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.

By:	/s/ Larry Feldman
Name: Larry Feldman Title: Chairman and Chief Executive Officer

Date: December 30, 2005

	ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
	Exhibit 10.1	Employment Agreement dated December 23, 2005, by and between Feldman Mall Properties, Inc. and Lloyd Miller.